Exhibit 12.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Andrew Warren, certify that:

1. I have reviewed this Amendment No. 1 to transition report on Form 20-F of Eros STX Global Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 3, 2020

_/s/ Andrew Warren__________

Name: Andrew Warren

Title: Chief Executive Officer